UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 7, 2010

American Public Education, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33810	01-0724376
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 W. Congress Street Charles Town, West Virginia	25414
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 304-724-3700

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Section 8 — Other Events
Item 8.01. Other Events.
American Public Education, Inc. (the “Company”) today announced that its Board of Directors has amended the Company’s share repurchase program, which was initially announced on August 5, 2010. The amendment removes the share cap under the share repurchase program that was intended to result in the Company having no fewer than 18,000,000 total shares of common stock outstanding. As amended, the Company’s share repurchase program authorizes the repurchase of shares of the Company’s common stock in an aggregate value of $20 million, with no limitation on the aggregate number of shares that may be repurchased. Subject to market conditions, applicable legal requirements and other factors, the repurchases may be made in open market transactions, including pursuant to a trading plan adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN PUBLIC EDUCATION, INC.
Date: September 8, 2010	By:	/s/ Harry T. Wilkins
Harry T. Wilkins
Executive Vice President and Chief Financial Officer